Exhibit 4.1

AMENDMENT NO. 3 TO CREDIT AGREEMENT AND AMENDMENT TO PLEDGE

AND SECURITY AGREEMENT

This AMENDMENT NO. 3 AND AMENDMENT TO PLEDGE AND SECURITY AGREEMENT (this “Amendment”) dated as of April 18, 2016, is among MCDERMOTT INTERNATIONAL, INC., a Panamanian corporation (the “LC Borrower”), MCDERMOTT FINANCE L.L.C., a Delaware limited liability company (the “Term Borrower”), the Issuers and the Lenders party hereto (including any such Lender that that has instructed the Administrative Agent to approve this Amendment on its behalf), the Guarantors party hereto, and CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as administrative agent (in such capacity, the “Administrative Agent”). Reference is made to the Credit Agreement dated as of April 16, 2014, among the LC Borrower, the Term Borrower, the Administrative Agent, and the Lenders and Issuers party thereto (as amended, supplemented, restated, increased, extended or otherwise modified from time to time, the “Credit Agreement”).

RECITALS

The LC Borrower and the Term Borrower have requested, and the Administrative Agent, the Issuers and the Lenders party hereto (including any such Lender that has instructed the Administrative Agent to approve this Amendment on its behalf) agree, on the terms and conditions set forth herein, to make certain amendments to the Credit Agreement.

The parties hereto hereby agree as follows:

Section 1. Defined Terms; Other Definitional Provisions. As used in this Amendment, each of the terms defined herein shall have the meanings assigned to such terms herein. Each term defined in the Credit Agreement (as amended hereby) and used herein without definition shall have the meaning assigned to such term in the Credit Agreement (as amended hereby), unless expressly provided to the contrary. The words “hereof”, “herein”, and “hereunder” and words of similar import when used in this Amendment shall refer to this Amendment as a whole and not to any particular provision of this Amendment. Paragraph headings have been inserted in this Amendment as a matter of convenience for reference only and it is agreed that such paragraph headings are not a part of this Amendment and shall not be used in the interpretation of any provision of this Amendment.

Section 2. Amendment Effective Date Amendments to Credit Agreement. As of the Amendment Effective Date (as hereinafter defined), the Credit Agreement shall be amended as follows:

(a) Section 1.1 of the Credit Agreement shall be amended by adding the following definitions in appropriate alphabetical order:

“Adjusted Interest Expense” means, for any period, Interest Expense for such period, excluding, however, amounts included therein attributable to any of the following: (a) upfront fees, structuring fees, consent fees and other similar one-time fees paid in connection with Amendment No. 3, (b) any write-off of Interest Expense occurring as a result of Amendment No. 3, and (c) any structuring fees, one-time commitment fees and other similar one-time fees paid in connection with a sale and leaseback transaction permitted hereunder in respect of the DLV 2000.

“Amendment No. 3” means Amendment No. 3 to Credit Agreement and Amendment to Pledge and Security Agreement dated as of the Amendment No. 3 Effective Date, among the Borrowers, the Guarantors party thereto, the Administrative Agent, the Issuers party thereto, and the Lenders party thereto.

“Amendment No. 3 Effective Date” means April 18, 2016.

“Covenant Secured Leverage Ratio” means, as of any date of determination, the ratio of (a) Leverage Ratio Debt as of such day secured by a Lien on property of the Parent or any of its Restricted Subsidiaries, other than the following: (i) Indebtedness in respect of the Second Lien Notes, (ii) Indebtedness in respect of the North Ocean 105 Credit Agreement and (iii) the mark-to-market foreign exchange exposure of the Parent and its Restricted Subsidiaries that is secured only by cash or Cash Equivalents, to (b) Adjusted EBITDA for the last four full Fiscal Quarters ended prior to such day. For the avoidance of doubt, as of the Amendment No. 3 Effective Date, Indebtedness in respect of the Tangible Equity Units is not secured by a Lien on the property of the Parent or any of its Restricted Subsidiaries and, as such, is excluded from the Covenant Secured Leverage Ratio unless and until such Indebtedness is secured by a Lien on property of the Parent or any of its Restricted Subsidiaries.

“Fixed Charge Coverage Ratio” means, for any period, the ratio of (a) Adjusted EBITDA for such period to (b) the sum of (i) Adjusted Interest Expense for such period, (ii) the aggregate principal amount of all regularly scheduled principal payments or scheduled redemptions or similar acquisitions for value in respect of outstanding Indebtedness for borrowed money during such period other than (A) the final principal payment owed under the North Ocean 105 Credit Agreement that is due on the “Maturity Date” (as defined in the North Ocean 105 Credit Agreement), (B) the Installment due on the Scheduled Term Maturity Date in respect of the Term Loans and (C) prepayments of the Term Loans required under Section 2.9(d), and (iii) the aggregate amount of Federal, state, local and foreign income taxes paid in cash, in each case, of or by the Parent and its Subsidiaries for such period. For the avoidance of doubt, any optional prepayment of the Indebtedness in respect of the North Ocean 105 Credit Agreement and the Term Loans shall not at any time be included in the denominator of the Fixed Charge Coverage Ratio.

“Leverage Ratio” means, as of any date of determination, the ratio of (a) the sum of (1) Leverage Ratio Debt as of such day, other than the mark-to-market foreign exchange exposure of the Parent and its Restricted Subsidiaries that is secured only by cash or Cash Equivalents, plus (2) the unsecured mark-to-market foreign exchange exposure of the Parent and its Subsidiaries, as determined by Parent using market convention, to (b) Adjusted EBITDA for the last four full Fiscal Quarters ended prior to such day.

“North Ocean 105 Credit Agreement” means the Facility Agreement dated as of September 30, 2010, among North Ocean 105 AS, as borrower, the Parent, as guarantor, BNP Paribas and Crédit Agricole Corporate and Investment Bank, as mandated lead arrangers, BNP Paribas, as facility agent, security agent, ECA coordinator and documentation bank, and the lenders from time to time party thereto, as amended, restated, supplemented or otherwise modified from time to time.

“Term Loan Payoff” shall mean the repayment in full of all Obligations in respect of the Term Loans.

(b) Section 1.1 of the Credit Agreement shall be amended further by:

(i) Deleting the definition of “EBITDA Adjustment”.

(ii) Adding “until the occurrence of the Term Loan Payoff and solely in (x) determining the “Secured Leverage Ratio” for purposes of Section 2.9(d) and (y) determining whether a Guarantor is an “Immaterial Guarantor” for purposes of Section 11.1,” at the beginning of clause (iii) of the last paragraph of the definition of “Interest Expense”.

(c) Section 5.1 of the Credit Agreement shall be amended and restated as follows:

Section 5.1 Fixed Charge Coverage Ratio; Leverage Ratio; Covenant Secured Leverage Ratio.

(a) Fixed Charge Coverage Ratio. Beginning with the Fiscal Quarter ended March 31, 2016, the Parent shall not permit the Fixed Charge Coverage Ratio as of the last day of any Fiscal Quarter for the four Fiscal Quarters then ended to be less than 1.15:1.00.

(b) Leverage Ratio. Beginning with the Fiscal Quarter ended March 31, 2016, the Parent shall not permit the Leverage Ratio, as of the last day of any Fiscal Quarter, to be more than:

(i) for each Fiscal Quarter ending on or before June 30, 2017, 4.50:1.00,

(ii) for each Fiscal Quarter ending thereafter but on or before December 31, 2017, 4.00:1.00, and

(iii) for each Fiscal Quarter ending thereafter, 3.50:1.00.

(c) Covenant Secured Leverage Ratio. Beginning with the Fiscal Quarter ended March 31, 2016, the Parent shall not permit the Covenant Secured Leverage Ratio, as of the last day of any Fiscal Quarter, to be more than:

(i) for each Fiscal Quarter ending on or before December 31, 2017, 2.00:1.00, and

(ii) for each Fiscal Quarter ending thereafter, 1.50:1.00.

(d) Section 5.2 of the Credit Agreement shall be amended by deleting “, as of the last day of any Fiscal Quarter,” and adding “at any time” after “$200,000,000.00”.

(e) Section 6.1(e) of the Credit Agreement shall be amended and restated as follows:

(e) Cash Forecast. In form and substance reasonably satisfactory to the Administrative Agent, within 10 Business Days following the end of each Fiscal Quarter, a cash forecast for the 13 weeks immediately following such Fiscal Quarter (a “13 Week Cash Forecast”), together with a report comparing actual results to the results projected for such Fiscal Quarter in the most recently delivered 13 Week Cash Forecast, including a narrative explaining any significant variances. The information provided pursuant to this Section 6.1(e) shall be delivered by the Administrative Agent to the LC Lenders only.

(f) Section 6.2(b) of the Credit Agreement shall be deleted and replaced with “[Reserved.]”.

(g) Section 6.2 of the Credit Agreement shall be amended by adding the following as clause (f):

(f) Ichthys Project Reporting. Until the Loan Parties’ work on the Ichthys project is substantially complete, a status report in respect of the Ichthys project in form and substance reasonably satisfactory to the Administrative Agent, within 10 Business Days following the end of each Fiscal Quarter.

(h) Section 6.11 of the Credit Agreement shall amended and restated as follows:

The Borrowers shall promptly provide the Administrative Agent or any Lender with any information reasonably requested by the Administrative Agent or such Lender through the Administrative Agent respecting the business, properties, condition, financial or otherwise, or operations of the Parent, any of its Subsidiaries or any Joint Venture. The Administrative Agent shall provide copies of any written information provided to it pursuant to this Article VI to any LC Lender requesting the same. The information provided pursuant to this Section 6.11 shall be delivered by the Administrative Agent to the LC Lenders only.

(i) Section 8.14 of the Credit Agreement shall be amended and restated as follows:

The Parent shall not make or incur, or permit its Restricted Subsidiaries to make or incur, Capital Expenditures except that the Parent and its Restricted Subsidiaries may make or incur Capital Expenditures during any Fiscal Year in an aggregate amount not in excess of (a) $250,000,000.00 plus (b) the lesser of (i) the amount by which $250,000,000.00 exceeds the amount of Capital Expenditures made or incurred by the Parent and its Restricted Subsidiaries in the immediately preceding Fiscal Year and (ii) $125,000,000.00.

(j) Exhibit H-1 of the Credit Agreement is deleted in its entirety and replaced with Exhibit H-1 attached hereto.

Section 3. Extension Effective Date Amendments to Credit Agreement. As of, and subject to the occurrence of, the Extension Effective Date (as hereinafter defined), the Credit Agreement shall be amended as follows:

(a) Section 1.1 of the Credit Agreement shall amended by adding the following definitions in appropriate alphabetical order:

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Extended LC Maturity Date” means April 22, 2019.

“Extension Conditions” shall be satisfied if on or before January 15, 2019, either (a) the Term Maturity Date is extended to a date that is at least 90 days after the Extended LC Maturity Date or (b) (i) the Term Loan Payoff occurs and (ii) any refinancing indebtedness in respect of the Term Loans has a scheduled maturity date of at least 90 days after the Extended LC Maturity Date.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

(b) Section 1.1 of the Credit Agreement shall be amended further by:

(i) Deleting “or” in clause (c) in the definition of “Defaulting Lender” therein, adding “or” to the end of clause (d) thereof and adding “has, or has a direct or indirect parent company that has, become the subject of a Bail-In Action;” as a new clause (e) thereof.

(ii) Deleting “Deepwater Lay Vessel 2000” in the definition of “DLV 2000” and replacing it with “derrick lay vessel “DLV 2000” with IMO number 9683142”.

(iii) Deleting “2014 Appraisals or the updated” from the definition of “Fair Market Value” and adding “therefor” after “delivered” therein.

(iv) Adding “(including any auto-renewal thereof)” after “renew” in the definition of “Issue”.

(v) Deleting “April 16, 2017” from the definition of “Scheduled Letter of Credit Facility Termination Date” and replacing it with “the Extended LC Maturity Date; provided that, if on January 15, 2019, the Extension Conditions have not been satisfied, the Scheduled Letter of Credit Facility Termination Date shall be January 15, 2019.”

(vi) Replacing “ending” in clause (b) of the definition of “Secured Leverage Ratio” with “ended”.

(c) Section 2.4(a)(i) of the Credit Agreement shall be amended by adding “(including, without limitation, any applicable “know your customer” and anti-money laundering rules and regulations)” after the second reference to “Issuer” therein.

(d) Section 2.4(a)(iv) of the Credit Agreement shall be amended by adding “to the applicable Issuer” after “due”.

(e) Section 2.4(b) of the Credit Agreement shall be amended and restated as follows:

(b) In no event shall the expiration date of any Letter of Credit be later than the earlier of (i) the date that is 12 months from the date of Issuance thereof or such later date as the applicable Issuer may agree in its sole discretion and (ii) the fifth Business Day prior to the Scheduled Letter of Credit Facility Termination Date or, with the approval of the applicable Issuer at its discretion, any date that is after the Scheduled Letter of Credit Facility Termination Date; provided, however, that, if the applicable Issuer agrees in its sole discretion, any Letter of Credit with a fixed term may provide for the auto-renewal thereof for additional periods of not more than 12 months each (each, an “Auto-Renewal LC”); provided, further, that any such Auto-Renewal LC must permit the applicable Issuer to prevent any such extension at least once in each 12 month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof; provided, further, however that if any Issuance or renewal of a Letter of Credit occurs during the 12 month period prior to the Scheduled Letter of Credit Facility Termination Date or the LC Borrower requests (and the applicable Issuer approves) the Issuance of a Letter of Credit that expires after the Scheduled Letter of Credit Facility Termination Date, then on or before the date that is 95 days prior to the Scheduled Letter of Credit Facility Termination Date (or on the date of such Issuance, if the date of such Issuance is later than the 95th day prior to the Scheduled Letter of Credit

Facility Termination Date and the relevant Issuer so consents), the LC Borrower shall provide cash collateral to the Collateral Agent in an amount equal to 105% of the face amount of each such Letter of Credit that expires after the Scheduled Letter of Credit Facility Termination Date (each such Letter of Credit an “Extended Letter of Credit”). On the Letter of Credit Facility Termination Date and if all Letter of Credit Obligations have been repaid in full, such Extended Letters of Credit shall for all purposes cease to be Letters of Credit hereunder and the obligations of the LC Lenders to fund their Ratable Portions of such Extended Letters of Credit pursuant to clause (h) below shall be terminated except to the extent that any Letter of Credit has an expiration date after the Letter of Credit Facility Termination Date and has not been cash collateralized as described above. After the Letter of Credit Facility Termination Date and the repayment in full of all Letter of Credit Obligations, the terms for release of such cash collateral shall be as agreed from time to time between the LC Borrower and such Issuer; provided that in the absence of such agreement between the LC Borrower and such Issuer, the terms of this Agreement shall, as between the LC Borrower and such Issuer, continue to govern the fees, costs and expenses payable in respect of such Extended Letters of Credit.

(f) Section 2.4(c) of the Credit Agreement shall be amended and restated as follows:

(c) In connection with the Issuance of each Letter of Credit, the LC Borrower shall give the relevant Issuer and the Administrative Agent at least two Business Days’ (unless the relevant Issuer otherwise agrees) prior written notice, in substantially the form of Exhibit E (or in such other written or electronic form as is acceptable to the Issuer), of the requested Issuance of such Letter of Credit (a “Letter of Credit Request”). Such notice shall be irrevocable on and after the Issuance of such Letter of Credit (and, prior to such Issuance, may be revoked only with the consent of the Issuer) and shall specify the Issuer of such Letter of Credit, the stated amount of the Letter of Credit requested, the date of Issuance of such requested Letter of Credit, the date on which such Letter of Credit is to expire (which date shall be a Business Day), and the Person for whose benefit the requested Letter of Credit is to be issued. Unless the Issuer and Administrative Agent otherwise agree, such notice, to be effective, must be received by the relevant Issuer and the Administrative Agent not later than 1:00 p.m. (New York time) on the second Business Day prior to the requested Issuance of such Letter of Credit.

(g) Section 2.4(d) of the Credit Agreement shall be amended and restated as follows:

(d) Subject to (x) the satisfaction of the conditions set forth in this Section 2.4 and (y) receipt from the Administrative Agent, if requested by the Issuer, of the total outstanding amount of Letter of Credit Obligations at such time (including the amount of any outstanding requests for Issuances), the relevant Issuer shall, on the requested date, Issue a Letter of Credit on behalf of the LC Borrower in accordance with such Issuer’s usual and customary business practices. No Issuer shall Issue any Letter of Credit in the period commencing on the first Business Day after it receives written notice from the Administrative Agent or any LC Lender that one or more of the conditions precedent contained in Section 3.2 shall not on such date be satisfied, and ending when such conditions are satisfied. The relevant Issuer shall not otherwise be required to determine that, or take notice whether, the conditions precedent set forth in Section 2.4(a)(iii) and Section 3.2 have been satisfied in connection with the Issuance of any Letter of Credit.

(h) Section 2.15 of the Credit Agreement shall be amended by adding “or liquidity” at the end of clause (a).

(i) Section 2.20(a)(i) of the Credit Agreement shall be amended and restated as follows:

(i) Waivers and Amendments. Each LC Lender hereby agrees that notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and each LC Lender hereby agrees that any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the Lenders other than Defaulting Lenders), except that (x) the Letter of Credit Facility Commitments of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender.

(j) Section 2.21(c) of the Credit Agreement shall be amended and restated as follows:

(c) Such Letter of Credit Commitment Increase shall become effective, as of such Increased Amount Date; provided that (i) no Default or Event of Default shall exist on such Increased Amount Date before or after giving effect to such Letter of Credit Commitment Increase; (ii) the Parent shall be in pro forma compliance with each of the covenants set forth in Article V as of the most recent date of determination after giving effect to such Letter of Credit Commitment Increase; (iii) the Letter of Credit Commitment Increase or the New Letter of Credit Facility Commitment, as applicable, shall be effected pursuant to an increase and joinder agreement (an “Increase and Joinder Agreement”) in form and substance acceptable to the Administrative Agent and each Issuer in its reasonable discretion, executed and delivered by the LC Borrower, any existing LC Lender providing a New Letter of Credit Facility Commitment, any New Lender providing a New Letter of Credit Facility Commitment and the Administrative Agent (and, to the extent required, each Issuer), and which shall be recorded in the Register and each New Lender shall be subject to the requirements set forth in Section 2.16(e) and (f); and (iv) the LC Borrower shall deliver or cause to be delivered any legal opinions or other documents reasonably requested by Administrative Agent in connection with any such Letter of Credit Commitment Increase. Notwithstanding anything herein to the contrary, each Issuer shall have approved the Letter of Credit Commitment Increase allocated to each existing LC Lender and the New Letter of Credit Facility Commitment allocated to each New Lender (such approval not to be unreasonably withheld, delayed or conditioned).

(k) Section 3.2(a) of the Credit Agreement shall be amended by adding “and the Administrative Agent” after the reference to “Issuer” therein.

(l) Article IV of the Credit Agreement shall be amended by adding the following as Section 4.22:

Section 4.22 EEA Financial Institution.

No Loan Party is an EEA Financial Institution.

(m) Section 6.2(e) of the Credit Agreement shall be amended and restated as follows:

(e) Appraisals. On or before August 1 of each year, updated appraisals for each Mortgaged Vessel and for each other marine vessel of the Parent and its Subsidiaries (other than any marine vessel that is under construction) included in the determination of the Term Loan Facility Collateral Coverage Ratio; provided, however, that in no case shall any appraisal for a Mortgaged Vessel be delivered more than thirteen months after the most recent delivery of an appraisal with respect to such vessel pursuant to this clause (e), in each case, (i) in form and scope similar to the 2014 Appraisals (except that if any such appraisal is delivered after March 1 of such year, the vessel valuations therein shall be as of June 30 of such year) and (ii) performed by an internationally recognized appraiser that (A) is a member of the National Association of Marine Surveyors and the American Society of Appraisers and (B) is reasonably satisfactory to the Administrative Agent.

(n) Section 7.11(a)(iii) of the Credit Agreement shall be amended by (x) adding a period at the end of clause (iii) and (y) adding the following to the end of clause (iii) after such period:

Notwithstanding the foregoing, no Subsidiary of any Loan Party shall be required at any time to take any action under this clause (iii) that is at such time either (I) prohibited by (x) any Governmental Authority with authority over such Subsidiary or (y) applicable law, or (II) not within such Subsidiary’s legal capacity, in each case after taking all available steps under applicable law other than those steps that the Administrative Agent shall determine from time to time in its sole discretion are not reasonable at such time;

(o) Section 7.11(a)(iv) of the Credit Agreement shall be amended by deleting “, within 20 Business Days of such acquisition,” and adding the following to the end of clause (iv):

(x) in the case of the DLV 2000, within 365 days after taking delivery thereof, unless a sale and leaseback transaction permitted hereunder in respect of the DLV 2000 has been consummated, in which case this clause (iv) shall no longer be applicable with respect to the DLV 2000 until such time as the DLV 2000 may be re-acquired by a Loan Party or the owner of the DLV 2000 shall become a Loan Party, and (y) otherwise, within 20 Business Days of such acquisition

(p) Section 7.16 of the Credit Agreement shall be amended and restated as follows:

The Parent shall, and shall cause its Subsidiaries to: (a) (i) promptly (but in no event later than 30 days) after taking delivery thereof, execute and deliver such mortgages and other security instruments as shall be necessary to cause the Lay Vessel 108 and (ii) within 365 days after taking delivery thereof (unless a sale and leaseback transaction permitted hereunder in respect of the DLV 2000 has been consummated, in which case this Section 7.16 shall no longer be applicable with respect to the DLV 2000), execute and deliver such mortgages and other security instruments as shall be necessary to cause the DLV 2000 to become a Mortgaged Vessel subject to a perfected first-priority security interest (in each case, which vessels shall not be subject to any other Liens securing Indebtedness for borrowed money) and (b) prior to taking delivery thereof, to use commercially reasonable efforts to cause the counterparties under the construction agreements relating to the Lay Vessel 108 and, until such time as such vessel secures DLV 2000 Permitted Debt, the DLV 2000, to consent to the assignment of all of the rights of the Loan Parties under such agreements to the Collateral Agent, pursuant to consents to assignment reasonably satisfactory to the Collateral Agent.

(q) Section 8.1(d) of the Credit Agreement shall be amended by deleting “, but excluding Indebtedness incurred or assumed in connection with an Acquisition” and replacing “$20,000,000.00” with “150,000,000.00”.

(r) Section 8.2 of the Credit Agreement shall be amended by adding the following after clause (s):

Without limiting the foregoing limitations, the Parent shall not, and shall not permit any of its Restricted Subsidiaries to, (x) create or suffer to exist any Lien upon or with respect to the DLV 2000 or (y) assign any right to receive income with respect to the DLV 2000, in either case to secure Indebtedness for borrowed money unless (I) the DLV 2000 is a Mortgaged Vessel or (II) (A) a sale and leaseback transaction permitted hereunder in respect of the DLV 2000 has been consummated and (B) the DLV 2000 is not owned by a Restricted Subsidiary.

(s) Section 8.3(a) of the Credit Agreement shall be amended by deleting “(i) prior to the Scheduled Letter of Credit Facility Termination Date, $75,000,000.00 and (ii) after the Scheduled Letter of Credit Facility Termination Date, $150,000,000.00 (since the Effective Date)” and replacing it with “$150,000,000.00”.

(t) Section 8.13 of the Credit Agreement shall be amended by adding “and other than any sale and leaseback transaction of the DLV 2000 entered into within one year of taking delivery thereof” after “thereof”.

(u) Section 8.20 of the Credit Agreement shall be amended and restated as follows:

The Parent shall not, and shall not permit any of its Restricted Subsidiaries to, make any payment or prepayment (including any redemption, purchase, retirement, defeasance (including in-substance or legal defeasance), sinking fund or similar payment) on account of principal of any Junior Priority Indebtedness, except (a) regularly scheduled principal payments as and when due in respect of any Junior Priority Indebtedness, (b) refinancings of Junior Priority Indebtedness with the proceeds of other Indebtedness permitted under Section 8.1 and (c) so long as no Default or Event of Default has occurred and is continuing, or would result therefrom, prepayments in an aggregate amount not to exceed $100,000,000 since the Effective Date. For purposes of calculating the amount of payments or prepayments under this Section 8.20, the amount of such payment or prepayment shall be the aggregate amount of cash paid by the Parent and its Restricted Subsidiaries. For the avoidance of doubt, the prepayment of any Indebtedness owed by a North Ocean Entity that is existing on the Effective Date shall not be restricted by this Section 8.20.

(v) Section 11.2(d) of the Credit Agreement shall be amended by replacing “as an agent” with “as a non-fiduciary agent”.

(w) Article XI of the Credit Agreement is amended further by adding the following as Section 11.21.

Section 11.21 Acknowledgement and Consent to Bail-In of EEA Financial Institutions.

Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by (a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and (b) the effects of any Bail-in Action on any such liability, including, if applicable, (i) a reduction in full or in part or cancellation of any such liability; (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or (iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

Section 4. Amendments to Pledge and Security Agreement. As of, and subject to the occurrence of, the Extension Effective Date, the Pledge and Security Agreement shall be amended by adding the following to the end of the definition of “Material Account” therein:

; provided that, the definition of “Material Account” shall exclude any Deposit Account or Securities Account that regularly receives payments from customers on any material contract if amounts on deposit therein are transferred to an account that constitutes a Material Account within three Business Days of such amounts on deposit therein exceeding $10.0 million

Section 5. Representations and Warranties of Borrowers. Each Borrower represents and warrants that on and as of both (x) the Amendment Effective Date and (y) the Extension Effective Date:

(a) both before and after giving effect to this Amendment, the representations and warranties set forth in Article IV of the Credit Agreement and in the other Loan Documents (each as amended hereby) that have no materiality or Material Adverse Effect qualification are true and correct in all material respects and the representations and warranties set forth in Article IV of the Credit Agreement and in the other Loan Documents (each as amended hereby) that have a materiality or Material Adverse Effect qualification are true and correct in all respects, in each case with the same effect as though made on and as of the Amendment Effective Date or the Extension Effective Date, as applicable, or, to the extent such representations and warranties expressly relate to an earlier date, as of such earlier date;

(b) both before and after giving effect to this Amendment no Default or Event of Default has occurred and is continuing;

(c) the execution, delivery and performance of this Amendment are within the corporate or other organizational power and authority of the Borrowers and each other Guarantor and have been duly authorized by appropriate organizational and governing action and proceedings;

(d) the execution, delivery and performance by the Borrowers and each other Guarantor of this Amendment do not and will not (i) violate (A) any provision of any law, statute, rule or regulation, or of the certificate or articles of incorporation, articles of association or partnership agreement, other constitutive documents or by-laws of the Borrowers or any other Guarantor or (B) any applicable order of any court or any rule, regulation or order of any Governmental Authority, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under any Contractual Obligation of the Borrowers or any other Guarantor, where any such conflict, violation, breach or default referred to in clause (i) or (ii) of this clause (d), individually or in the aggregate could reasonably be expected to have a Material Adverse Effect, (iii) except as permitted under the Credit Agreement (as amended by this Amendment), result in or require the creation or imposition of any Lien upon any of the properties or assets of the Borrowers or any such other Guarantor (other than any Liens created under any of the Loan Documents (as amended hereby) in favor of the Collateral Agent on behalf of the Secured Parties), or (iv) require any approval of stockholders or partners or any approval or consent of any Person under any Contractual Obligation of the Borrowers or any other Guarantor except for such approvals or consents which have been obtained and except for any such approvals or consents the failure of which to obtain will not have a Material Adverse Effect;

(e) the person who is executing this Amendment on behalf of the Borrowers and each other Guarantor has the full power, authority and legal right to do so, and this Amendment has been duly executed by such person and delivered to the Administrative Agent; and

(f) this Amendment constitutes the legal, valid, and binding obligation of the Borrowers and each other Guarantor (other than Section 3 with respect to MALMAC SDN. BHD. until the third condition under the heading “Malaysia” on Schedule B attached hereto is satisfied) enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the rights of creditors generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 6. Amendment Effective Date Conditions to Effectiveness. This Amendment (other than Sections 3 and 4 hereof) shall become effective on the first date upon which the following condition is satisfied (the “Amendment Effective Date”):

(a) receipt by the Administrative Agent of an executed counterpart of this Amendment (in accordance with Section 12 of this Amendment) from the LC Borrower, the Term Borrower, each other Guarantor, each Issuer and the Requisite LC Lenders.

The Administrative Agent shall provide notice to the parties hereto of the occurrence of the Amendment Effective Date.

Section 7. Extension Effective Date Conditions to Effectiveness. Sections 3 and 4 of this Amendment shall become effective on the first date on or before June 30, 2016 (the “Outside Date”) upon which each of the following conditions are satisfied (the “Extension Effective Date”):

(a) receipt by the Administrative Agent of (i) executed consents to this Amendment from the Requisite Term Lenders instructing the Administrative Agent to approve the amendments contemplated by Sections 3 and 4 of this Amendment on their behalf and (ii) executed counterparts of this Amendment (in accordance with Section 12 of this Amendment) or executed consents to this Amendment instructing the Administrative Agent to approve this Amendment on their behalf from each LC Lender that did not deliver an executed counterpart of this Amendment to the Administrative Agent by the Amendment Effective Date (or an assignee of such LC Lender);

(b) receipt by the Administrative Agent of each item listed on Schedule A hereto;

(c) receipt by the Administrative Agent of favorable written opinions in form and substance reasonably satisfactory to the Administrative Agent of (i) Baker Botts L.L.P., counsel to the Loan Parties, (ii) Liane K. Hinrichs, General Counsel of the Parent, (iii) Arias Fabrega & Fabrega, special Panamanian counsel to certain of the Loan Parties, and (iv) special and local counsel in certain jurisdictions as listed on Schedule C hereto, in each case dated as of the Extension Effective Date and addressed to the Administrative Agent, the Collateral Agent, the other Agents, the Lenders and the Issuers and addressing such other matters as any Lender through the Administrative Agent may reasonably request in connection with the transactions contemplated by this Amendment;

(d) payment of all fees and expenses (including reasonable fees and expense of counsel to the Administrative Agent in accordance with the terms of the Credit Agreement) that are due and payable in connection with the Credit Agreement or the transactions contemplated by this Amendment;

(e) the Letter of Credit Facility Commitments (as the same shall be modified by this Amendment on the Extension Effective Date) shall equal or exceed the aggregate amount of Letter of Credit Obligations on the Extension Effective Date; and

(f) the conditions specified in clauses (a) through (e) of this Section 7 shall have been satisfied on or before the Outside Date.

The Administrative Agent shall provide notice to the parties hereto of the occurrence of the Extension Effective Date.

Section 8. Reduction and Reallocation of Letter of Credit Facility Commitments.

(a) The Administrative Agent, the LC Borrower and each party hereto as an LC Lender (including any LC Lender that executed a consent to this Amendment instructing the Administrative Agent to approve this Amendment on its behalf) hereby agrees that, unless otherwise agreed in writing by CIT Bank, N.A. and The Bank of Nova Scotia, respectively, on or before the Extension Effective Date, the Letter of Credit Facility Commitments of CIT Bank, N.A. and The Bank of Nova Scotia shall be terminated on the Extension Effective Date simultaneously with the reallocation of Letter of Credit Facility Commitments contemplated by this Section 8.

(b) The Administrative Agent, the LC Borrower and each party hereto as an LC Lender (including any LC Lender that executed a consent to this Amendment instructing the Administrative Agent to approve this Amendment on its behalf) hereby agrees that, from and after the Extension Effective Date, the LC Lenders shall have the respective Letter of Credit Facility Commitments as set forth on the attached Schedule I; provided that such Schedule I may be further supplemented by the Administrative Agent on or before the Extension Effective Date to add the Letter of Credit Facility Commitment of any LC Lender that becomes a party hereto after the Amendment Effective Date solely with the consent of such LC Lender, the Administrative Agent, the LC Borrower and each Issuer. By its execution and delivery of this Amendment, each LC Lender listed on Schedule I hereto (as the same may be supplemented as aforesaid) that is not an LC Lender on the Amendment Effective Date (each, an “Added Lender”) hereby assumes all of the rights and obligations of an LC Lender under the Credit Agreement and agrees to be bound by the terms of the Credit Agreement applicable to LC Lenders.

(c) The Administrative Agent, the Issuers and the LC Borrower hereby consent to and approve the Letter of Credit Facility Commitment of each Added Lender and the increase in the Letter of Credit Facility Commitment of each LC Lender party hereto whose Letter of Credit Facility Commitment on the Extension Effective Date is greater than its Letter of Credit Facility Commitment on the Amendment Effective Date (each, an “Increasing Lender”).

(d) Each Added Lender and each Increasing Lender hereby represents and warrants as of the Extension Effective Date as follows: (a) it has full power and authority, and has taken all action necessary, to execute and deliver this Amendment, to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (b) from and after the Extension Effective Date, it shall be bound by the provisions of the Credit Agreement as an LC Lender thereunder and, to the extent of its Letter of Credit Facility Commitment, shall have the obligations of an LC Lender thereunder, and (c) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 6.1 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Amendment on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent, any Issuer or any other Lender; and agrees that (i) it will, independently and without reliance on the Administrative Agent, any Issuer or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as an LC Lender.

(e) Upon the Extension Effective Date, each of the existing LC Lenders shall assign to each of the Added Lenders and the Increasing Lenders, and each of the Added Lenders and the Increasing Lenders shall purchase from each of the existing LC Lenders, at the principal amount thereof (together with accrued interest), such interests in the Reimbursement Obligations outstanding on the Extension Effective Date as shall be necessary in order that, after giving effect to all such assignment and purchases, such Reimbursement Obligations will be held by existing LC Lenders, Increasing Lenders and Added Lenders ratably in accordance with their Letter of Credit Facility Commitments on the Extension Effective Date (after giving effect to this Amendment, including the modifications to Letter of Credit Facility Commitments contemplated by clauses (a) and (b) of this Section 8).

Section 9. Reaffirmation of Credit Support.

(a) Each of the Borrowers and each other Guarantor (collectively, the “Credit Support Parties”) has read this Amendment and consents to the terms hereof and further hereby confirms and agrees that, notwithstanding the effectiveness of this Amendment, the obligations of such Credit Support Party under, and the Liens granted by such Credit Support Party as collateral security for the Indebtedness, obligations and liabilities (including the Obligations) evidenced by the Credit Agreement and the other Loan Documents (as amended hereby) pursuant to, each of the Loan Documents (as amended hereby) to which such Credit Support Party is a party shall not be impaired and shall extend to the Obligations as they are or may be increased (or their maturity date extended) by this Amendment, and each of the Loan Documents (as amended hereby) to which such Credit Support Party is a party is, and shall continue to be, in full force and effect and are hereby confirmed and ratified in all respects.

(b) Each Credit Support Party (other than the LC Borrower and the Term Borrower) acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Amendment, such Credit Support Party is not required by the terms of the Credit Agreement or any other Loan Document to consent to the amendments to the Credit Agreement effected pursuant to this Amendment and (ii) nothing in the Credit Agreement (as amended hereby), this Amendment or any other Loan Document (as amended hereby) shall be deemed to require the consent of such Credit Support Party to any future amendments to the Credit Agreement.

Section 10. Acknowledgments and Agreements.

(a) The Loan Parties acknowledge that on and as of (x) the Amendment Effective Date and (y) the Extension Effective Date all Obligations are payable without defense, offset, counterclaim or recoupment. Each of the Borrowers, the Administrative Agent, each Issuer party hereto and each LC Lender party hereto does hereby adopt, ratify, and confirm the Credit Agreement, as amended hereby, and acknowledges and agrees that the Credit Agreement, as amended hereby, is and remains in full force and effect, and the Borrowers acknowledge and agree that their liabilities and obligations under the Credit Agreement, as amended hereby, are not impaired in any respect by this Amendment. The Borrowers further agree that all Loan Documents shall apply to the Obligations as they are or may be modified by this Amendment.

(b) From and after the Amendment Effective Date, all references to the Credit Agreement shall mean the Credit Agreement as amended hereby. This Amendment is a Loan Document for the purposes of the provisions of the other Loan Documents. Without limiting the foregoing, any breach of representations, warranties, and covenants under this Amendment shall be a Default or Event of Default, as applicable, under the Credit Agreement.

(c) Subject to the occurrence of the Amendment Effective Date, the Borrowers agree to deliver to the Administrative Agent each of the agreements, documents, instruments or certificates described on Schedule B hereto and perform each of the actions described on Schedule B hereto, in each case within the time periods set forth on Schedule B hereto.

(d) For the avoidance of doubt, if the conditions set forth in Section 7 of this Amendment do not occur by the Outside Date, the Credit Agreement and the Pledge and Security Agreement shall not be amended, modified, extended or supplemented as contemplated in Sections 3 and 4 and the Letter of Credit Facility Commitments shall not be reduced or reallocated as contemplated by Section 8, but the failure to achieve the Extension Effective Date shall not in any way limit the effectiveness of this Amendment for any other purposes (including, without limitation, the effectiveness of Section 2 of this Amendment).

Section 11. Miscellaneous.

(a) Except as specifically modified by this Amendment, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

(b) The execution, delivery and performance of this Amendment shall not constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of any Agent, LC Lender or Issuer under, the Credit Agreement or any of the other Loan Documents.

(c) The Administrative Agent, with the consent of the Requisite Lenders, the LC Borrower and the Term Borrower, can waive or modify any of the conditions to the Extension Effective Date set forth in Section 7.

Section 12. Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original and all of which, taken together, constitute a single instrument. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or in electronic format (i.e., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 13. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted pursuant to the Credit Agreement.

Section 14. Governing Law. This Amendment and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of New York, without regard to its conflicts of laws provisions.

Section 15. Entire Agreement. THIS AMENDMENT AND THE CREDIT AGREEMENT AS AMENDED HEREBY, TOGETHER WITH ALL OF THE OTHER LOAN DOCUMENTS AND ALL CERTIFICATES AND DOCUMENTS DELIVERED HEREUNDER OR THEREUNDER, EMBODY THE ENTIRE AGREEMENT OF THE PARTIES AND SUPERSEDE ALL PRIOR AGREEMENTS AND UNDERSTANDINGS RELATING TO THE SUBJECT MATTER HEREOF. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

[Signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

LC BORROWER:

MCDERMOTT INTERNATIONAL, INC.

By:	/s/ Katherine Murray
Name:	Katherine Murray
Title:	Vice President, Treasurer and Investor Relations

TERM BORROWER:

MCDERMOTT FINANCE L.L.C.

By:	/s/ Katherine Murray
Name:	Katherine Murray
Title:	Vice President, Treasurer and Investor Relations

[Signature page to Amendment No. 3 to Credit Agreement]

GUARANTORS:

CHARTERING COMPANY (SINGAPORE) PTE. LTD.
DEEPSEA (AMERICAS) LLC
DEEPSEA (EUROPE) LIMITED
DEEPSEA (UK) LIMITED
DEEPSEA GROUP LIMITED
DEEPSEA (US) INCORPORATED
EASTERN MARINE SERVICES, INC.
GLOBAL ENERGY - MCDERMOTT LIMITED
HYDRO MARINE SERVICES, INC.
J. RAY HOLDINGS, INC.
INTERNATIONAL VESSELS LTD.
J. RAY MCDERMOTT (AUST.) HOLDING PTY. LIMITED
J. RAY MCDERMOTT CANADA HOLDING, LTD.
J. RAY MCDERMOTT CANADA, LTD.
J. RAY MCDERMOTT ENGINEERING SERVICES PRIVATE
LIMITED
J. RAY MCDERMOTT FAR EAST, INC.
J. RAY MCDERMOTT HOLDINGS, LLC
J. RAY MCDERMOTT, S.A.
J. RAY MCDERMOTT INTERNATIONAL, INC.
J. RAY MCDERMOTT KAZAKHSTAN LIMITED LIABILITY
PARTNERSHIP
J. RAY MCDERMOTT LOGISTIC SERVICES PVT. LIMITED
J. RAY MCDERMOTT (NORWAY), AS
J. RAY MCDERMOTT (QINGDAO) PTE. LTD.
J. RAY MCDERMOTT SOLUTIONS, INC.
J. RAY MCDERMOTT TECHNOLOGY, INC.
J. RAY MCDERMOTT UNDERWATER SERVICES, INC.

By:	/s/ James P. Goodwin
Name:	James P. Goodwin
Title:	Assistant Treasurer

[Signature page to Amendment No. 3 to Credit Agreement]

J. RAY MCDERMOTT WEST AFRICA HOLDINGS, INC.
J. RAY MCDERMOTT WEST AFRICA, INC.
MCDERMOTT ASIA PACIFIC PTE. LTD.
MCDERMOTT AUSTRALIA PTY. LTD.
MCDERMOTT BLACKBIRD HOLDINGS, LLC
MCDERMOTT CASPIAN CONTRACTORS, INC.
MCDERMOTT EASTERN HEMISPHERE, LTD.
MCDERMOTT ENGINEERING, LLC
MCDERMOTT FAR EAST, INC.
MCDERMOTT GULF OPERATING COMPANY, INC.
MCDERMOTT, INC.
MCDERMOTT INTERNATIONAL INVESTMENTS CO., INC.
MCDERMOTT INVESTMENTS, LLC
MCDERMOTT INTERNATIONAL MANAGEMENT, S. DE RL.
MCDERMOTT INTERNATIONAL TRADING CO., INC.
MCDERMOTT INTERNATIONAL VESSELS, INC.
MCDERMOTT MARINE CONSTRUCTION LIMITED
MCDERMOTT MIDDLE EAST, INC.
MCDERMOTT OFFSHORE SERVICES COMPANY, INC.
MCDERMOTT OLD JV OFFICE, INC.
MCDERMOTT OVERSEAS, INC.
MCDERMOTT SUBSEA, INC.
MCDERMOTT SUBSEA ENGINEERING, INC.
MCDERMOTT TRADE CORPORATION
NORTH ATLANTIC VESSEL, INC.
OPI VESSELS, INC.
SABINE RIVER REALTY, INC.
SPARTEC, INC.

By:	/s/ James P. Goodwin
Name:	James P. Goodwin
Title:	Assistant Treasurer

[Signature page to Amendment No. 3 Credit Agreement]

DEEPSEA (HOLLAND) B.V.
J. RAY MCDERMOTT INVESTMENTS B.V.
J. RAY MCDERMOTT (LUXEMBOURG), S.AR.L.
J. RAY MCDERMOTT (NIGERIA) LIMITED
MCDERMOTT HOLDINGS (U.K.) LIMITED
MCDERMOTT INTERNATIONAL B.V.
MCDERMOTT INTERNATIONAL MARINE INVESTMENTS N.V.
MC DERMOTT OVERSEAS INVESTMENT CO. N.V.
MCDERMOTT SERVICOS OFFSHORE DO BRASIL LTDA.
PT. BAJA WAHANA INDONESIA
SINGAPORE HUANGDAO PTE. LTD.
VARSY INTERNATIONAL N.V.
ELDRIDGE PTE. LTD.

By:	/s/ James P. Goodwin
Name:	James P. Goodwin
Title:	Authorized Person

J. RAY MCDERMOTT DE MEXICO, S.A. DE C.V.
MCDERMOTT MARINE MEXICO, S.A. DE C.V.
SERVICIOS PROFESIONALES DE ALTAMIRA, S.A. DE C.V.
SERVICIOS DE FABRICACION DE ALTAMIRA, S.A. DE C.V.

By:	/s/ James P. Goodwin
Name:	James P. Goodwin
Title:	Attorney-in-fact

[Signature page to Amendment No. 3 Credit Agreement]

EXECUTED AND DELIVERED
as deed on behalf of
J. RAY MCDERMOTT INTERNATIONAL VESSELS, LTD.

By:	/s/ James P. Goodwin
Name:	James P. Goodwin
Title:	Assistant Treasurer

Witnessed

By:	/s/ Robert E. Stumpf
Name:	Robert E. Stumpf
Title:	Assistant Secretary

EXECUTED AND DELIVERED as deed on behalf of
MCDERMOTT CAYMAN LTD.

By:	/s/ James P. Goodwin
Name:	James P. Goodwin
Title:	Assistant Treasurer

Witnessed

By:	/s/ Robert E. Stumpf
Name:	Robert E. Stumpf
Title:	Assistant Secretary

EXECUTED AND DELIVERED as deed on behalf of
OFFSHORE PIPELINES INTERNATIONAL, LTD.

By:	/s/ James P. Goodwin
Name:	James P. Goodwin
Title:	Assistant Treasurer

Witnessed

By:	/s/ Robert E. Stumpf
Name:	Robert E. Stumpf
Title:	Assistant Secretary

[Signature page to Amendment No. 3 Credit Agreement]

Except with respect to Section 3 of this Amendment, for all other purposes of this Amendment from and including the Amendment Effective Date to the Extension Effective Date only:

MALMAC SDN. BHD.

By:	/s/ James P. Goodwin
Name:	James P. Goodwin
Title:	Assistant Treasurer

[Signature page to Amendment No. 3 Credit Agreement]

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as Administrative Agent, an LC Lender and an Issuer

By:	/s/ Page Dillehunt
Name:	Page Dillehunt
Title:	Managing Director

By:	/s/ Michael D. Willis
Name:	Michael D. Willis
Title:	Managing Director

[Signature page to Amendment No. 3 Credit Agreement]

WELLS FARGO BANK, N.A., as an LC Lender and an Issuer

By:	/s/ Shannon Cunningham
Name:	Shannon Cunningham
Title:	Vice President

[Signature page to Amendment No. 3 Credit Agreement]

ABN AMRO CAPITAL USA LLC, as an LC Lender and an Issuer

By:	/s/ Francis Birkeland
Name:	Francis Birkeland
Title:	Managing Director

By:	/s/ Urvashi Zutshi
Name:	Urvashi Zutshi
Title:	Managing Director

[Signature page to Amendment No. 3 Credit Agreement]

COMPASS BANK dba BBVA Compass, as an LC Lender

By:	/s/ Khoa Duong
Name:	Khoa Duong
Title:	Vice President

[Signature page to Amendment No. 3 Credit Agreement]

Standard Chartered Bank, as an LC Lender

By:	/s/ Steven Aloupis
Name:	Steven Aloupis
Title:	Managing Director Loan Syndications

[Signature page to Amendment No. 3 Credit Agreement]

Whitney Bank, as an LC Lender

By:	/s/ Eric Luttrell
Name:	Eric Luttrell
Title:	Senior Vice President

[Signature page to Amendment No. 3 Credit Agreement]

For purposes of Section 8 of this Amendment only: CIT Bank, N.A., as an LC Lender

By:	/s/ Michael A Robinson
Name:	Michael A Robinson
Title:	Vice President

[Signature page to Amendment No. 3 Credit Agreement]

For purposes of Section 8 of this Amendment only: The Bank of Nova Scotia, as an LC Lender

By:	/s/ J. Frazell
Name:	J. Frazell
Title:	Director

[Signature page to Amendment No. 3 Credit Agreement]

SCHEDULE I

LETTER OF CREDIT FACILITY COMMITMENTS

LC Lender	Letter of Credit Facility Commitment
Crédit Agricole Corporate and Investment Bank	$125,000,000
Wells Fargo Bank, N.A.	$125,000,000
ABN AMRO Capital USA LLC	$75,000,000
Compass Bank	$75,000,000
Standard Chartered Bank	$25,000,000
Whitney Bank	$25,000,000

Total	$450,000,000.00

SCHEDULE A

Additional Deliverables

A certificate as to the good standing of each Loan Party organized in the State of Delaware or the Republic of Panama as of a recent date from the applicable Governmental Authority in such Loan Party’s jurisdiction of organization.

Recent Lien search results in each relevant jurisdiction in the United States with respect to the Borrowers and those of the Subsidiaries that shall be Guarantors as of the Extension Effective Date, and such search shall reveal no Liens on any of the assets of the Borrowers or any of such Subsidiaries except for, (i) in the case of Collateral other than Pledged Stock, Liens expressly permitted by Section 8.2 of the Credit Agreement and (ii) in the case of Pledged Stock, Liens on the Pledged Stock securing the Obligations and the Indebtedness under the Second Lien Note Documents.

A certificate in form and substance satisfactory to the Administrative Agent of (i) an Authorized Officer, the Secretary or the Assistant Secretary of each Loan Party dated as of the Extension Effective Date and certifying (A) (I) that attached thereto is a true and complete copy of the by-laws or similar document of such Loan Party as in effect on the Extension Effective Date and at all times since a date prior to the date of the resolutions described in clause (B) below or (II) that the by-laws or similar document of such Loan Party previously certified to the Administrative Agent has not been modified, rescinded or amended and are in full force and effect on the Increase and Effective Date and at all times since a date prior to the date of the resolutions described in (B) below; (B) that attached thereto is a true and complete copy of resolutions duly adopted by the board of directors (or similar governing body) of such Loan Party authorizing the execution, delivery and performance of the Amendment or any other document delivered in connection herewith on behalf of such Loan Party, and that such resolutions have not been modified, rescinded or amended and are in full force and effect; (C) (I) that the certificate or articles of incorporation or other formation documents of such Loan Party have not been amended since the date of the last certification of such documents to the Administrative Agent or (II) that attached thereto is a copy of the certificate or articles of incorporation or other formation documents of such Loan Party; and (D) as to the incumbency and specimen signature of each officer executing the Amendment or any other document delivered in connection herewith on behalf of such Loan Party; and (ii) a certificate of another officer as to the incumbency and specimen signature of the Authorized Officer executing the certificate pursuant to clause (i) above

A certificate of a Responsible Officer of the Borrowers dated as of the Extension Effective Date in form and substance satisfactory to the Administrative Agent certifying that (i) the representations and warranties set forth in Article IV of the Credit Agreement and in the other Loan Documents that have no materiality or Material Adverse Effect qualification shall be true and correct in all material respects and the representations and warranties set forth in Article IV of the Credit Agreement and in the other Loan Documents that have a materiality or Material Adverse Effect qualification shall be true and correct in all respects, in each case with the same effect as though made on and as of such date or, to the extent such representations and warranties expressly relate to an earlier date, as of such earlier date, (ii) no Default or Event of Default shall have occurred and be continuing, and (iii) no litigation not listed on Schedule 4.17 of the Credit Agreement shall have been commenced against the Parent or any of its Restricted Subsidiaries that could reasonably be expected to have a Material Adverse Effect.

Except as set forth on Schedule B, evidence satisfactory to the Administrative Agent that the Parent and its Restricted Subsidiaries have received all consents and authorizations required pursuant to any enforceable and material Contractual Obligation with any other Person and have obtained all consents and authorizations of, and effected all notices to and filings with, any Governmental Authority, in each case, as may be necessary to allow each of the Parent and its Restricted Subsidiaries lawfully to execute, deliver and perform, in all material respects, their respective obligations hereunder and under and the Loan Documents to which each of them, respectively, is, or be, a party and each other agreement or instrument to be executed and delivered by each of them, respectively, pursuant thereto or in connection therewith.

An amendment to the Global Intercompany Note in form and substance satisfactory to the Administrative Agent.

Cayman Islands

An amended version of the register of members of each Guarantor incorporated in the Cayman Islands, updated to reflect the confirmation of the security granted over such Guarantor’s shares by this Amendment provided by the relevant member of such Guarantor.

An amended version of the register of mortgages and charges of each Guarantor incorporated in the Cayman Islands, updated to reflect the confirmation of the security granted by that Guarantor by the Amendment provided by that Guarantor.

Malta

Consent of Second Priority Mortgagee in form and substance reasonably satisfactory to the Administrative Agent by Wells Fargo Bank, National Association.

Mexico

Amendment in English and Spanish, in form and substance reasonably acceptable to the Administrative Agent, to the Stock Pledge Agreement dated as of June 6, 2014 by and among J. Ray McDermott International, Inc., J. Ray McDermott Underwater Services, Inc., J. Ray McDermot de México, S.A. de C.V. and Crédit Agricole Corporate and Investment Bank as Collateral Agent.

Amendment in English and Spanish, in form and substance reasonably acceptable to the Administrative Agent, to the Stock Pledge Agreement dated as of June 6, 2014 by and among J. Ray McDermott International, Inc., J. Ray McDermott Underwater Services, Inc., Servicios de Fabricación de Altamira, S.A. de C.V. and Crédit Agricole Corporate and Investment Bank as Collateral Agent.

Amendment in English and Spanish, in form and substance reasonably acceptable to the Administrative Agent, to the Stock Pledge Agreement dated as of June 6, 2014 by and among J. Ray McDermott International, Inc., J. Ray McDermott Underwater Services, Inc., Servicios Profesionales de Altamira, S.A. de C.V. and Crédit Agricole Corporate and Investment Bank as Collateral Agent.

Amendment in English and Spanish, in form and substance reasonably acceptable to the Administrative Agent, to the Stock Pledge Agreement dated as of June 6, 2014 by and among McDermott Offshore Services Company, Inc., McDermott Old JV Office, Inc., McDermott Marine México, S.A. de C.V. and Crédit Agricole Corporate and Investment Bank as Collateral Agent.

Amendment in English and Spanish, in form and substance reasonably acceptable to the Administrative Agent, to the Floating Lien Pledge Agreement dated as of July 7, 2014 by and among J. Ray McDermot de México, S.A. de C.V. and Crédit Agricole Corporate and Investment Bank as Collateral Agent.

Amendment in English and Spanish, in form and substance reasonably acceptable to the Administrative Agent, to the Floating Lien Pledge Agreement dated as of July 7, 2014 by and among McDermott Marine México, S.A. de C.V. and Crédit Agricole Corporate and Investment Bank as Collateral Agent.

Evidence in form and substance reasonably acceptable to the Administrative Agent that the Stock Registries for each of J. Ray McDermott de México, S.A. de C.V., McDermott Marine México, S.A. de C.V., Servicios de Fabricación de Altamira, S.A. de C.V., Servicios Profesionales de Altamira, S.A. de C.V., have been updated to reflect the execution of the amendments to the Stock Pledge Agreements for each of the foregoing.

Evidence in form and substance reasonably acceptable to the Administrative Agent of registration with the Mexican Sole Registry of Moveable Assets of the amendments to the Floating Lien Please Agreements for each of J. Ray McDermott de México, S.A. de C.V. and McDermott Marine México, S.A. de C.V.

Solvency Certificate in form and substance reasonably acceptable to the Administrative Agent for each of J. Ray McDermott de México, S.A. de C.V., McDermott Marine México, S.A. de C.V., Servicios de Fabricación de Altamira, S.A. de C.V. and Servicios Profesionales de Altamira, S.A. de C.V.

Officer’s Certificate in form and substance reasonably acceptable to the Administrative Agent for each of J. Ray McDermott de México, S.A. de C.V., McDermott Marine México, S.A. de C.V., Servicios de Fabricación de Altamira, S.A. de C.V. and Servicios Profesionales de Altamira, S.A. de C.V.

Shareholders Resolutions in form and substance reasonably acceptable to the Administrative Agent for each of J. Ray McDermott de México, S.A. de C.V., McDermott Marine México, S.A. de C.V., Servicios de Fabricación de Altamira, S.A. de C.V. and Servicios Profesionales de Altamira, S.A. de C.V. approving the execution of the documents delivered by the foregoing entities in connection with this Amendment, including but not limited to the deliverables listed on Schedule A and Schedule B.

Panama

First Amendment in form and substance reasonably acceptable to the Administrative Agent to the First Naval Fleet Mortgage, dated as of 16 April 2014, in respect of the vessels McDermott

Derrick Barge No. 27, Intermac 650 and McDermott Derrick Barge No. 32, by Crédit Agricole Corporate and Investment Bank, as mortgagee, and Hydro Marine Services, Inc., as shipowner, as pre-registered with the Public Registry of Vessels.

First Amendment in form and substance reasonably acceptable to the Administrative Agent to the First Naval Mortgage, dated as of 16 April 2014, in respect of the vessel McDermott Derrick Barge No. 50, by Crédit Agricole Corporate and Investment Bank, as mortgagee, and J. Ray McDermott International Vessels, Ltd., as shipowner, as pre-registered with the Public Registry of Vessels.

Power of Attorney by each of Crédit Agricole Corporate and Investment Bank, Hydro Marine Services, Inc. and J. Ray McDermott International Vessels, Ltd.

Singapore

A deed of confirmation in form and substance reasonably satisfactory to the Administrative Agent among J. Ray McDermott, S.A., McDermott Offshore Services Company, Inc., McDermott Asia Pacific Pte. Ltd., J. Ray McDermott (Qingdao) Pte. Ltd. and Crédit Agricole Corporate and Investment Bank as Collateral Agent.

United Kingdom

An executed original deed of confirmation in form and substance reasonably satisfactory to the Administrative Agent between McDermott Marine Construction Limited and Crédit Agricole Corporate and Investment Bank as Collateral Agent.

An executed original charge over accounts in form and substance reasonably satisfactory to the Administrative Agent between McDermott Marine Construction Limited and Crédit Agricole Corporate and Investment Bank as Collateral Agent.

A copy of any notices of charge delivered by McDermott Marine Construction Limited in connection with the charge over accounts between McDermott Marine Construction Limited and Crédit Agricole Corporate and Investment Bank as Collateral Agent.

SCHEDULE B

Post-Closing Deliverables

Within 90 days of the Extension Effective Date, a certificate of good standing or similar certificate (to the extent applicable in its jurisdiction of organization) of each Loan Party (other than any Loan Party that delivered a good standing or similar certificate pursuant to Schedule A of this Amendment) requested by the Administrative Agent in its sole discretion as of a recent date from the applicable Governmental Authority in such Loan Party’s jurisdiction of organization.

Canada

By December 31, 2016 or such later date as may be agreed by the Administrative Agent in its sole discretion, the Parent shall have caused the filing of updated financing statements pursuant to applicable personal property security legislation in each relevant jurisdiction of Canada against each relevant Borrower or Guarantor in connection with the extension of the maturity date contemplated in this Amendment, unless the Administrative Agent has received evidence reasonably satisfactory to it by such date that J. Ray McDermott Canada Holding, Ltd. and J Ray McDermott Canada Ltd. have been dissolved.

Malaysia

Within 30 days of the Extension Effective Date (or such later date as may be agreed by the Administrative Agent in its sole discretion), approval from the Central Bank of Malaysia with respect to the extension of the Scheduled Letter of Credit Facility Termination Date.

Within 30 days of the Extension Effective Date (or such later date as may be agreed by the Administrative Agent in its sole discretion), the Administrative Agent shall have received a favorable written opinion of special Malaysian counsel to the Administrative Agent addressing such matters as the Administrative Agent may reasonably request in connection with the transactions contemplated by this Amendment.

On the 8th Business Day from the date of receipt of approval from the Central Bank of Malaysia (or such later date as may be agreed by the Administrative Agent in its sole discretion) with respect to the extension of the Scheduled Letter of Credit Facility Termination Date, the Administrative Agent shall have received all documents, instruments or other agreements requested by the Administrative Agent, each in form and substance reasonably acceptable to the Administrative Agent, by which Malmac Sdn. Bhd. shall accede to the Amendment in all respects and become a party to thereto.

Malta

Within one (1) Business Day of the Extension Effective Date or such later date as may be agreed by the Administrative Agent in its sole discretion, the Mortgage Amendment to the First Priority Mortgage “H” dated and duly registered on May 19, 2015 over North Ocean 102 in form and substance reasonably satisfactory to the Administrative Agent by J. Ray McDermott (Norway) AS in favor of Crédit Agricole Corporate and Investment Bank as Collateral Agent.

Within one (1) Business Day of the Extension Effective Date or such later date as may be agreed by the Administrative Agent in its sole discretion, the Mortgage Amendment to the First Priority Mortgage “A” dated and duly registered on October 8, 2014 over Lay Vessel 108 in form and substance reasonably satisfactory to the Administrative Agent by Hydro Marine Services Inc. in favor of Crédit Agricole Corporate and Investment Bank as Collateral Agent.

Within one (1) Business Day of the Extension Effective Date or such later date as may be agreed by the Administrative Agent in its sole discretion, the Administrative Agent shall have received a favorable written opinion of special Maltese counsel to certain of the Loan Parties addressing such matters as the Administrative Agent may reasonably request in connection with the transactions contemplated by this Amendment.

SCHEDULE C

Legal Opinions

Special Barbadian counsel to certain of the Loan Parties.

Special Mexican counsel to certain of the Loan Parties.

Special Canadian counsel to certain of the Loan Parties.

Special Cayman Islands counsel to certain of the Loan Parties.

Special Norwegian counsel to certain of the Loan Parties.

EXHIBIT H-1

TO CREDIT AGREEMENT

FORM OF LC FACILITY COMPLIANCE CERTIFICATE

For Fiscal [Quarter/Year] Ended [            ], 20[    ] (the “Calculation Period”)

This certificate dated as of [            ], 20[    ] is prepared pursuant to the Credit Agreement dated April 16, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among McDermott International, Inc., a Panamanian corporation (the “Parent”), McDermott Finance L.L.C., a Delaware limited liability company, the Lenders, the Issuers and Crédit Agricole Corporate and Investment Bank, as administrative agent for the Lenders and the Issuers and collateral agent for the Lenders and the Issuers. The terms used herein and not otherwise defined herein have the meanings attributed thereto in the Credit Agreement.

The undersigned hereby certifies in his or her capacity as a Responsible Officer of the Parent and not in his or her individual capacity that (a) except as disclosed on Schedule [    ] hereto, during the Calculation Period, the Parent and its Restricted Subsidiaries have not undertaken any Asset Sale permitted by clauses (h), (i) or (j) of Section 8.4 of the Credit Agreement (and that such schedule identifies the aggregate consideration received in connection with such Asset Sale(s) if the such aggregate consideration exceeds $2,500,000.00), (b) that[, except as disclosed on Schedule [    ] hereto (including the nature thereof and the action with the Parent has taken or proposed to take with respect thereto)], no Default or Event of Default has occurred and is continuing, and (c) that as of the end of the Calculation Period, the following amounts and calculations were true and correct:

1.	Section 5.1(a) – Fixed Charge Coverage Ratio

	Adjusted EBITDA for the four Fiscal Quarters ended the last day of Calculation Period	(a)

	Adjusted Interest Expense for the four Fiscal Quarters ended the last day of Calculation Period	(b)

	Principal payments during the four Fiscal Quarters ended the last day of the Calculation Period[1]	(c)

	Taxes paid in cash[2]	(d)

	Fixed charges (1.b + 1.c + 1.d)	(e)

[1]	Computed in accordance with clause (b)(ii) of the definition of “Fixed Charge Coverage Ratio” in the Credit Agreement
[2]	Computed in accordance with clause (b)(iii) of the definition of “Fixed Charge Coverage Ratio” in the Credit Agreement

	Fixed Charge Coverage Ratio (1.a/1.e)	:1.00

	Minimum Fixed Charge Coverage Ratio	1.15:1.00

	Compliance	Yes No

2.	Section 5.1(b) – Leverage Ratio

	Leverage Ratio Debt on last day of Calculation Period	(a)

	Unsecured mark-to-market foreign exchange exposure of Parent and its Subsidiaries on last day of Calculation Period	(b)

	Leverage Ratio ((2.a+2.b)/1.a)	:1.00

	Maximum Leverage Ratio	[4.50][3][4.00][4][3.50][5]:1.00

	Compliance	Yes No

3.	Section 5.1(c) –Covenant Secured Leverage Ratio

	Leverage Ratio Debt on last day of Calculation Period secured by a Lien on property of the Parent or any of its Restricted Subsidiaries[6]	(a)

	Covenant Secured Leverage Ratio (3.a/1.a)	:1.00

	Maximum Covenant Secured Leverage Ratio	[2.00][7][1.50][8]:1.00

	Compliance	Yes No

4.	Section 5.2 – Minimum Liquidity

Liquidity[9]

	Minimum Liquidity	$200,000,000.00

	Compliance	Yes No

[3]	For Calculation Periods ending on or before June 30, 2017
[4]	For Calculation Periods ending after June 30, 2017 but on or before December 31, 2017
[5]	For Calculation Periods ending after December 31, 2017
[6]	Computed in accordance with clause (a) of the definition of “Covenant Secured Leverage Ratio” in the Credit Agreement
[7]	For Calculation Periods ending on or before December 31, 2017
[8]	For Calculation Periods ending after December 31, 2017
[9]	Unrestricted cash and Cash Equivalents of the Parent and its Subsidiaries.

5.	Section 5.3 – LC Facility Collateral Coverage Ratio
	Aggregate Fair Market Value of the Mortgaged Vessels	(a)

	Aggregate principal amount of Term Loans	(b)

	Aggregate face value of each Financial Letter of Credit	(c)

	Reimbursement Obligations (or, for any Reimbursement Obligations in any Alternative Currency, the Dollar Equivalent thereof)	(d)

	The mark-to-market foreign exchange exposure of the Parent and its Subsidiaries that is not secured by cash	(e)

LC Facility Collateral Coverage Ratio:

5.a / (5.b + 5.c + 5.d + 5.e)

	Minimum LC Facility Collateral Coverage Ratio	1.20:1.00

	Compliance	Yes No

IN WITNESS WHEREOF, I have hereto signed my name to this LC Facility Compliance Certificate as of the date first above written.

MCDERMOTT INTERNATIONAL, INC.

By:
Name:
Title: